1 HERITAGE BANK ENDORSEMENT METHOD SPLIT DOLLAR AGREEMENT (By and Between HERITAGE BANK and _______________) Insurer/Policy: Employer/Bank Insured: Relationship of Insured to Bank: Effective Date: __________________________________ HERITAGE BANK __________________________________ Executive ___________, 2021 The respective rights and duties of Heritage Bank (hereinafter the “Bank”), a state chartered commercial bank with its principal offices located in the city of Olympia, Washington, and __________________ (“Insured”) in the above-referenced Policy(ies) shall be pursuant to the terms set forth below: A. Insured is currently an employee and officer of the Bank and the Bank desires to retain the services of the Insured for a considerable period. B. The Bank desires to provide Insured with certain death benefits under a life insurance policy that the Bank has purchased on the life of Insured. NOW, THEREFORE, the parties hereto, for and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, do hereby agree as follows: 1. DEFINITIONS. Refer to the Policy’s(ies’) contract for the definition of any terms in this Heritage Bank Endorsement Method Split Dollar Agreement (hereinafter, this “Agreement”) that are not defined herein. If the definition of a term in the Policy(ies) is inconsistent with the definition of a term in this Agreement, then the definition of the term as set forth in this Agreement shall supersede and replace the definition of the terms as set forth in the Policy(ies). A. Accelerated Benefit. The term “Accelerated Benefit” shall mean amounts requested and received pursuant to any Policy(ies’) rider permitting the policy owner or Insured access to portions of the eligible death benefit in the event the Insured is diagnosed with a chronic or terminal illness [as required by the

2 individual Policy]. Individual accelerated benefit or chronic illness rider terms may vary, however a sample rider is attached hereto and incorporated by reference herein as “Exhibit A”. B. Beneficiary. The term “Beneficiary” shall mean that person or those persons, trusts, estates or other entities, designated in accordance with the terms of Paragraph 3 below that are entitled to receive benefits under this Agreement upon the death of Insured. C. Beneficiary Designation Form. The “Beneficiary Designation Form” means the form established from time to time by the Bank and the Administrator, which an Insured completes, signs and returns in order to designate one or more Beneficiaries. D. Board. The term “Board” shall mean the Board of Directors of the Bank. E. Change in Control. The term “Change in Control” shall mean any of the following: (i) The acquisition in one or more transactions by any “person” (as such term is defined in Section 13(d) or 14(d) of the 1934 Act) of “beneficial ownership” (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities (defined as any Company Security that ordinarily possesses the power to vote in the election of directors without any pre-condition or contingency); provided however, that for the purposes of this definition, the Voting Securities acquired directly from the Company by any person shall be excluded from the determination of such person’s beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); (ii) During any twelve (12) month period, the individuals who are members of the incumbent Board cease for any reason to constitute more than fifty percent (50%) of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least two-thirds of the incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or (iii) The consummation of a merger or consolidation involving the Company if the Company’s shareholders immediately before such merger or

3 consolidation do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation; or (iv) The consummation of a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or (v) Acceptance by the Company’s shareholders of shares in a share exchange if the Company’s shareholders immediately before such exchange do not own, directly or indirectly immediately following such share exchange, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such exchange. Notwithstanding the forgoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the then outstanding Voting Securities is acquired by (A) a trustee or other fiduciary holding securities under one (1) or more employee benefit plans maintained by the Company or any of its affiliates, or (B) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Company’s shareholders in the same proportion as their ownership of stock in the Company immediately prior to such acquisition. Moreover, notwithstanding the forgoing, a Change in Control shall not be deemed to occur solely because any one person (“subject person”) acquires beneficial ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the subject person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the subject person becomes the beneficial owner of any additional Voting Securities that increases the percentage of then outstanding Voting Securities beneficially owned by the subject person, then a Change in Control shall be deemed to have occurred. F. Claimant. The term “Claimant” shall have the meaning assigned to an individual who makes a claim pursuant to the provisions of Paragraph 11 below.

4 G. Code. The “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. H. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. I. Final Base Salary. The term “Final Base Salary" shall mean the Insured’s annual rate of salary on the date of death, including salary Insured could have received in cash in lieu of (i) contributions made on Insured's behalf to a qualified plan maintained by the Bank or to any cafeteria plan under Section 125 of the Code maintained by the Bank and (ii) deferrals of compensation made at the Insured's election pursuant to a plan or arrangement of the Bank or an affiliate, but excluding any bonuses, incentive pay or special awards. J. Insurer. The term “Insurer” shall mean each life insurance carrier that has issued a Policy that has been made part of and is subject to this Agreement. K. NEO. The term “NEO” shall mean each named executive officer set forth in Heritage Financial Corporation’s annual proxy statement for the applicable year. L. Net Amount-at-Risk. The term “Net Amount-at-Risk” (hereinafter “NAR”) shall be defined as the total proceeds of the Policy(ies) less the cash value of the Policy(ies). M. Plan. The term “Plan” refers to this arrangement, as evidenced by this Agreement, whereby Insured (or Insured’s Beneficiary) is entitled to receive a benefit. N. Policy(ies). The term “Policy(ies)” shall mean that life insurance policy or those policies referenced above and have been made part of, and are subject to, this Agreement. O. Separation From Service. The term “Separation from Service” (or “Separates From Service”) shall mean the termination of Insured’s employment or service with the Company and its affiliates for reasons other than death. Whether a Separation from Service occurs shall be determined in accordance with Code Section 409A based on whether the facts and circumstances indicate that the Company and the Insured reasonably anticipate that no further services will be performed after a certain date or that the level of bona fide services the Insured will perform after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than forty-nine percent (49%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding twelve (12) month period (or the full period of services to the Company if the Insured has been providing services to the Company less than twelve (12) months. For periods during which the Insured is on a paid bona fide leave of absence (as defined in Treasury

5 Regulation Section l.409A-l(h)(l)(i)) and has not otherwise terminated employment, the Insured shall be treated as providing bona fide services at a level equal to the level of services that the Insured would have been required to perform to receive the compensation paid with respect to such leave of absence. Periods during which the Insured is on an unpaid bona fide leave of absence (as defined in Treasury Regulation Section l.409A-l(h)(l)(i)) and has not otherwise terminated employment are disregarded for purposes of this definition (including for purposes of determining the applicable 12 month period). P. Termination For Cause. The term “Termination For Cause” shall have the same meaning as is used in the Bank’s Employee Handbook or any Employment Agreement the parties have entered into. If there is no definition of a “For Cause” termination appearing in a Bank Employee Handbook, or in the event Insured has no Employment Agreement, then a Separation From Service which is initiated by the Bank and is due to any of the following shall be considered a “Termination For Cause”: (i) A conviction of, or a plea of nolo contendere by Insured to a felony or to fraud, embezzlement or misappropriation of funds; (ii) The commission of a fraudulent act or omission, breach of trust or fiduciary duty, or insider abuse with regard to the Bank, that has had a material adverse effect on the Bank; (iii) A material violation by Insured of any applicable federal banking law or regulation that has had a material adverse effect on the Bank. 2. POLICY(IES) TITLE AND OWNERSHIP. Title and ownership of the Policy(ies) shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank, in its sole discretion, may surrender or terminate the Policy(ies) at any time and for any reason and may borrow from or withdraw cash value from the Policy(ies) at any time in its sole discretion. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Policy(ies), then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement. For as long as Insured is entitled to receive a benefit under this Agreement, then in the event the Bank (or the trustee, in the event of the establishment of a Rabbi Trust, at the direction of the Bank) sells, surrenders or transfers ownership of the Policy to the Insurer or any third party, then the Bank (or Trustee) shall replace the Policy with a life insurance policy or policies on the life of the Insured providing death and chronic illness benefits that are at least as much as that of the Policy being replaced. The rights, duties and benefits of the Bank, the Insured or the trustee with respect to any such replacement policy shall be subject to the terms of this Agreement. At the request of the Bank, the Insured shall take any and all actions that the Bank determines may be reasonably

6 necessary for the sale, surrender or transfer of the Policy, the issuance of a replacement policy(ies), and subjecting the replacement policy(ies) to the terms of this Agreement. 3. BENEFICIARY DESIGNATION RIGHTS. The Insured (or assignee) shall have the right and power to designate one or more “Beneficiary” or “Beneficiaries” to receive the Insured’s share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such Beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement. A divorce will automatically revoke the portion of a Beneficiary Designation Form designating the former spouse as a Beneficiary. The former spouse will be a Beneficiary under this Agreement only if a new Beneficiary Designation Form naming the former spouse as Beneficiary is filed after the date the dissolution decree is entered. In the event the Insured fails to designate a Beneficiary, any benefits hereunder shall be payable to the estate of the Insured. 4. PREMIUM PAYMENT METHOD. Subject to the Bank’s absolute right to surrender or terminate the Policy(ies) at any time and for any reason, the Bank shall pay the premium required for each Policy as it becomes due. 5. TAXABLE BENEFIT/REPORTING REQUIREMENTS. Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent so that the Insured can properly include such amounts in taxable income. Other than with respect to any NEO’s, at the end of each calendar year, the Bank shall pay to the Insured an amount equal to an estimate of all federal and state income taxes incurred by Insured as a result of the taxable benefit under this Paragraph (the "Gross-up"). If, as a result of any Gross- up payments made to Insured, Insured incurs additional tax liability, then the Bank shall provide an additional Gross-up payment to Insured to offset any additional tax liability ("Double Gross-up"). 6. DIVISION OF DEATH PROCEEDS. Subject to Paragraphs 7 and 8 herein, the division of the death proceeds of the Policy(ies) is as follows: A. In the event Insured has not yet Separated From Service at the time of death, then, upon the death of Insured, Insured’s Beneficiary(ies) shall be entitled to receive an amount equal to the lesser of (i) one hundred percent (100%) NAR or (ii) one times the Final Base Salary. B. Should the Insured Separate From Service for any reason other than death (the circumstances of which are governed by Paragraph 6A, then neither the Insured nor the Insured’s Beneficiary(ies) shall be entitled to receive any amount upon

7 Insured’s death and pursuant to this paragraph 6; however, Insured may still be entitled to receive amounts pursuant to the provisions of Paragraph 7. C. The Bank may select which Policy(ies) shall be used to pay benefits due under this Agreement. D. The Bank shall be entitled to the proceeds of any Policy(ies) payable after payment to the Insured’s Beneficiary(ies) under Paragraph 6A. E. The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest. F. Any refund of unearned premium as provided in any Policy(ies) shall be paid to the Bank. 7. ACCELERATED BENEFIT IN THE EVENT OF TERMINAL OR CHRONIC ILLNESS (AS APPLICABLE) AND DIVISION OF CASH SURRENDER VALUE OF THE POLICY(IES). A. Employment Qualifications. In order to have the right to request and receive an Accelerated Benefit under this Agreement, any one the following requirements must first be satisfied: (i) Insured has not Separated From Service; or (ii) Insured Separates From Service on or after attaining the age of Sixty-Two (62); or (iii) A Change in Control has occurred prior to Insured’s Separation From Service. B. Contractual Qualifications. In addition to the forgoing, the following requirements must also be satisfied in order for Insured to be entitled to request and receive an Accelerated Benefit: (i) Insured’s right to receive benefits under this Agreement has not terminated pursuant to the provisions of Paragraph 8 herein; (ii) The Policy(ies) provides for such option through an Accelerated Benefit rider; and (iii) Insured must qualify (physically and/or mentally) to receive an Accelerated Benefit as required under the Policy(ies); C. Provided Insured satisfies the requirements specified in 7A and B above, then Insured shall have the right to request (in writing) and to receive (assuming the carrier approves such request) an amount equal to the following: the lesser of Five Hundred Thousand Dollars ($500,000) or an amount which would result in the minimum required death benefit being maintained, such that the Policy(ies) will

8 not be disqualified for the purposes of acting as “life Insurance” under the Internal Revenue Code. Furthermore, all amounts referenced in this Paragraph 7 shall be subject to any further limitations imposed by the individual Policy(ies). (See Exhibit “A” attached hereto and incorporated by reference herein, an excerpt from the Insurer’s Accelerated Benefit rider, as an example of the limiting language that may apply). Finally, any Accelerated Benefit paid to the Insured hereunder shall be deducted from any amounts to which Insured or his Beneficiary(ies) is or may be entitled pursuant to the provisions of Paragraph 6 above should Insured not have Separated From Service at the time of his death. Neither the Bank nor Corrigan & Company make any representations or warranties about the tax consequences of such a request for accelerated or living benefits. D. Subject to the forgoing, at all times prior to the Insured’s death, the Bank shall be entitled to an amount equal to the Policy(ies)’s cash value, as that term is defined in the Policy(ies) contract, less any Policy loans, accelerated benefits and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be. 8. TERMINATION OF AGREEMENT. A. Right to receive Death Benefit. Insured’s right to receive death benefit proceeds pursuant to the provisions of Paragraph 6 shall terminate upon Insured’s Separation From Service. B. Right to Receive an Accelerated Benefit. If Insured either requests payment of an Accelerated Benefit before Separating From Service and receives payment of such amounts thereafter or, if Insured maintains the right to receive an Accelerated Benefit after Separation From Service by virtue of satisfying the requirements of Paragraph 7A, then this Agreement shall terminate in its entirety only upon (i) the mutual written agreement of the Bank and the Insured, or (ii) upon Insured requesting and receiving an Accelerated Benefit in the full amount he is (or may be) entitled to receive pursuant to the provisions of Paragraph 7 above. C. Termination By Operation. Notwithstanding the forgoing, this Agreement shall immediately terminate in its entirety in the event Insured is Terminated For Cause at any time or in the event Insured is no longer entitled to a benefit as addressed in Paragraphs 8A and B above. 9. INSURED’S OR ASSIGNEE’S ASSIGNMENT RIGHTS. Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject Policy(ies) nor any rights, options, privileges or duties created under this Agreement.

9 10. AGREEMENT BINDING UPON THE PARTIES. This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns. 11. ADMINISTRATIVE AND CLAIMS PROVISIONS. The following provisions are part of this Agreement and are intended to satisfy ERISA claims requirements: A. Named Fiduciary and Plan Administrator. The Named Fiduciary and Plan Administrator (hereinafter “Administrator) of this Agreement shall be the Board. The Administrator may designate a replacement Administrator at any time, or may delegate to others certain responsibilities, including the employment of advisors and the delegation of any ministerial duties to qualified individuals. B. Powers and Duties of Administrator. (i) Construe and interpret the provisions of this Agreement; (ii) Adopt, amend or revoke rules and regulations for the administration of this Agreement, provided they are not inconsistent with the provisions of this Agreement; (iii) Provide appropriate parties with such returns, reports, descriptions and statements as may be required by law, within the times prescribed by law and to make them available to the Insured (or the Insured’s Beneficiary) when required by law; (iv) Take such other action as may be reasonably required to administer this Agreement in accordance with its terms or as may be required by law; (v) Withhold applicable taxes and file with the Internal Revenue Service appropriate information returns with respect to any payments and/or benefits provided hereunder; (vi) Appoint and retain such persons as may be necessary to carry out its duties as administrator. C. Dispute Over Benefits. In the event a dispute arises over the benefits under this Plan and benefits are not paid to the Insured (or to the Insured’s Beneficiary(ies), if applicable) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator named above in accordance with the following procedures: (i) Written Claim. The claimant may file a written request for such benefit to the Plan Administrator. (ii) Claim Decision. Upon receipt of such claim, the Administrator shall respond to such claimant within ninety (90) days after receiving the claim. If the Administrator determines that special circumstances require

10 additional time for processing the claim, the Administrator can extend the response period by an additional ninety (90) days for reasonable cause by notifying the claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision. If the claim is denied in whole or in part, the Administrator shall notify the claimant in writing of such denial. The Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth: (a) The specific reasons for the denial; (b) The specific reference to pertinent provisions of the Agreement on which the denial is based; (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (d) Appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review and the time limits applicable to such procedures; and (e) A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review. (iii) Request for Review. Within sixty (60) days after receiving notice from the Administrator that a claim has been denied (in part or all of the claim), then claimant (or their duly authorized representative) may file with the Administrator, a written request for a review of the denial of the claim. The claimant (or his duly authorized representative) shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits. (iv) Decision on Review. The Administrator shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Administrator determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The notice of extension must set forth the special circumstances requiring an extension of time and the date by which the Administrator expects to render its decision.

11 In considering the review, the Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Administrator shall notify the claimant in writing of its decision on review. The Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth: (a) The specific reasons for the denial; (b) A reference to the specific provisions of the Agreement on which the denial is based; (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and (d) A statement of the claimant’s right to bring a civil action under ERISA Section 502(a). (v) Disability Claims. In the event a claim above is a claim for disability benefits, then the applicable time periods for notifying claimants regarding benefits determinations shall be reduced as required by 29 CFR 2560.503- 1 (I.e., (a) the ninety (90) day response time with the possibility of a ninety (90) day extension in Section B above shall be shortened to a forty- five (45) day response time with the possibility of a thirty (30) day extension, and (b) the sixty (60) day response time with the possibility of a sixty (60) day extension in shall be shortened to a forty-five (45) day response time with the possibility of a forty-five (45) day extension). In addition, in the event of a disability claim, the Employer shall identify any medical or vocational expert whose advice was obtained by the Plan in connection with the initial benefit determination, without regard to whether the advice was relied upon. If the review is from an adverse benefit determination that was based in whole or in part on a medical judgment, the Administrator shall consult with a health care professional that has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither the individual who was consulted in connection with the adverse benefit determination that is under review nor the subordinate of such individual. Any review of the denial of a claim made on account of disability shall be conducted by a person or persons who neither had any part in the initial benefit determination nor are subordinates of the persons who did.

12 12. GENDER. Whenever in this Agreement words are used in the masculine, feminine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply. 13. INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT. The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the Policy(ies) provisions shall fully discharge the Insurer from any and all liability. 14. SEVERABILITY AND INTERPRETATION. If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended. 15. APPLICABLE LAW. The laws of the State of Washington shall govern the validity and interpretation of this Agreement. 16. EFFECT OF THE LIFE INSURANCE POLICY’S CONTESTABILITY CLAUSES. The parties herein understand and agree that the payment of the benefits provided herein are subject to the Policy’s (Policies’) suicide and contestability clauses and other such clauses, and if such clauses preclude the Insurer from paying the full death proceeds, then, in such event, no death benefits of whatever nature shall be payable to Insured’s (or Insured’s assignee’s) Beneficiary(ies) under this Agreement. 17. OTHER AGREEMENTS. The benefits provided for herein for Insured are supplemental life insurance benefits and shall not be deemed to modify, affect or limit any salary or salary increases, bonuses, profit sharing or any other type of compensation of Insured in any manner whatsoever. No provision contained in this Agreement shall in any way affect, restrict or limit any existing employment agreement between the Bank and Insured, nor shall any provision or condition contained in this Agreement create specific rights of Insured or limit the right of the Bank to discharge Insured with or without cause. Except as otherwise provided therein, nothing contained in this Agreement shall affect the right of Insured to participate in or be covered by or under any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation, retirement or fringe benefit plan constituting any part of the Bank’s compensation structure whether now or hereinafter existing.

13 18. WITHHOLDING. Notwithstanding any of the provisions hereof, the Bank may withhold from any payment to be made hereunder such amount as it may be required to withhold under any applicable federal, state or other law, and transmit such withheld amounts to the applicable taxing authority. 19. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission of an executed counterpart. 20. ASSIGNMENT OF RIGHTS. None of the payments provided for by this Agreement shall be subject to seizure for payment of any debts or judgments against the Insured or any Beneficiary; nor shall the Insured or any Beneficiary have any right to transfer, modify, anticipate or encumber any rights or benefits hereunder; provided, however, that the undistributed portion of any benefit payable hereunder shall at all times be subject to set-off for debts owed by Insured to the Bank. 21. NOTICE. Any notice to be delivered to the Bank under this Agreement shall be sufficient if in writing and delivered by hand, or by first class, certified or registered mail at the address below: Human Resources Director Heritage Bank Olympia Main Office 201 5th Avenue SW Olympia, WA 98501 Any notice to be delivered to the Insured under this Agreement shall be sufficient if in writing and delivered by hand, or by first class, certified or registered mail at the last known address of the Insured. 22. AMENDMENT. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties. No waiver of any provision contained in this Agreement shall be effective unless it is in writing and signed by the party against whom such waiver is asserted. Notwithstanding the foregoing, the Bank may amend, modify or terminate this Agreement (and may do so retroactively) without the consent and or approval of the Insured or any Beneficiary of the Insured if such amendment, modification or termination is necessary to ensure compliance with Code Section 409A or in order to avoid the

14 application of any penalties that may be imposed upon the Insured and any Beneficiary of the Insured pursuant to the provisions of Code Section 409A. This Agreement shall be effective as of the date first set forth above. HERITAGE BANK By: By: Date: Title: Date: